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                                    BUSINESS LEASE

                                       11/13/96

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                                    BUSINESS LEASE

         THIS AGREEMENT, entered into this 13th day of November, 1996 between R. K. ASSOCIATES-MARLBORO, INC., hereinafter called the Lessor, party of the first part, and NOVELLUS SYSTEMS, INC., a California Corporation, hereinafter called the Lessee or Tenant, party of the second part:
         WITNESSETH, That the said Lessor does this day lease unto said Lessee, and said Lessee does hereby hire and take as Tenant under said Lessor Room or Space No. 400; 201 Boston Post Road West; Marlboro, Massachusetts, also known as R.K. Executive Centre, consisting of approximately 2,112 rentable square feet of office space located on the Southwest corner of the fourth floor of the building as depicted on Exhibit "A" attached hereto.

         for the term of Three (3) years and One (1) month beginning the 1st day of December, 1996, and ending the 31st day of December, 1999 at and for the agreed base rental, payable as follows:
         IN ADVANCE ON THE FIRST DAY OF EACH AND EVERY MONTH WITHOUT DEMAND, DEDUCTION OR SETOFF AT: TWO THOUSAND SEVEN HUNDRED SEVENTY TWO ($2,772.00) DOLLARS PER MONTH; EQUALING THIRTY THREE THOUSAND TWO HUNDRED SIXTY FOUR ($33,264.00) DOLLARS ANNUAL BASE RENT

         And additional rent as hereinafter set forth in this lease; plus all taxes in the nature of sales, use or similar taxes now or hereafter assessed or levied by any taxing authority upon the payment of fixed rent or additional rent as hereinafter defined.

         Lessee, upon the execution of this lease, agrees to pay the amount of $2,772.00 which shall be held as security for the Lessee's performance as herein provided and refunded to the Lessee at the end of this lease subject to the Lessee's satisfactory compliance with the conditions hereof, as stipulated in paragraph 17 of this lease. In the event a portion of Lessee's security deposit is applied by Lessor toward any of Lessee's accounts for rent or expenses, Lessee shall have one (1) month to replenish the entire sum applied and return the balance held by Lessor to a full security deposit. Any violation of this provision will be a material default under this lease agreement.

         All payments to be made to the Lessor on the first day of each and every month in advance without demand at the office OF R.K. ASSOCIATES 181 WELLS AVENUE; NEWTON, MASSACHUSETTS 02159 or at such other place and to such other person, as the Lessor may from time to time designate in writing.

         FIRST: USE: It is hereby understood and agreed that the use of the leased premises is limited to a general office use consistent with a first class office building and for no other purposes whatsoever. Any violation of the agreed use will be a violation of this lease agreement. Nothing contained in this lease shall give the Lessee any right to demand performance by or from any other Lessee or from the Lessor.

         SECOND: ASSIGNMENT-SUBLEASING: The Lessee shall not assign this lease, nor sub-let the premises, or any part thereof, without Lessor's written permission.

         THIRD: PERSONAL PROPERTY-LESSEE'S RESPONSIBILITY: All personal property placed or moved in the premises above described shall be at the risk of the Lessee or owner thereof. Lessor, any agent of the Lessor, and/or any principal of the Lessor shall not be liable for any and all damage to said personal property, to the Lessee arising from the bursting or leaking of water pipes, from any act of negligence of any co-Tenant or occupant of the building or of any other person whomsoever.

         FOURTH: COMPLIANCE WITH LAWS: The Lessee shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of any applicable Federal, State and City Government and of any and all their Departments and Bureaus including any Taxing Authority or Utility; and Lessee shall also promptly comply with all rules, orders and regulations of the applicable fire prevention codes for the prevention of fires. Lessee is fully responsible to procure all necessary licenses, permits, approvals and inspections in order to legally open the leased premises for business under all applicable guidelines. Any violation of this provision will be grounds for a default of this lease agreement.

         FIFTH: FIRE-CASUALTY: In the event the premises shall be destroyed or so damaged or injured by fire or other casualty during the life of this agreement, whereby the same shall be rendered untenantable, then the Lessor shall have the right to render said premises tenantable by repairs within ninety
(90) days therefrom. If Lessor has commenced repairs to the leased premises, but has been delayed for any reason whatsoever, this period shall be extended for an additional sixty (60) day period. If said premises are not rendered tenantable within said time, it shall be optional with either party hereto to cancel this lease, and in the event of such cancellation the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing. Notwithstanding anything to the contrary contained herein, Lessee shall be required to pay all rent and operating expenses during any period in which the premises are rendered untenantable, either from their own source of funds or through their business interruption coverage which Lessee is required to carry under clause 24 of this lease agreement.


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         SIXTH: DEFAULT:  The prompt payment of the rent for said promises upon the dates named, and the faithful observance of the rules and regulations printed upon this lease, and which are hereby made a part of this covenant, and of such other and further rules or regulations as may be hereafter made by the Lessor, are the conditions upon which the lease is made and accepted and any failure on the part of the Lessee to comply with the terms of said lease, or any of said rules and regulations now in existence, or which may be hereafter prescribed by the Lessor, shall at the option of Lessor, constitute a default under this lease.

    SEVENTH: ABANDONMENT: If the Lessee shall abandon or vacate said premises before the end of the term of this lease, or shall suffer the rent to be in arrears, the Lessor may, at its option, forthwith cancel this lease or enter said premises as the agent of the Lessee, without being liable in any way therefor, and relet the premises with or without any furniture that may be therein, as the agent of the Lessee, at such price and upon such terms and for such duration of time as the Lessor may determine, and receive the rent therefor, applying the same to the payment of rent due by these presents, and if the full rental herein provided shall not be realized by Lessor over and above the expenses to Lessor in such re-letting, the sold Lessee shall pay any deficiency, Lessor shall not be liable to Lessee in the event of any excess. Notwithstanding Lessee's abandonment or Lessor's acceptance thereof, Lessee shall be responsible to satisfy any and all obligations due to Lessor under the terms of this lease.

         EIGHTH: COLLECTION: Lessee agrees to pay all costs of collections and attorney's fees incurred by Lessor in the event of any breach of this lease by Lessee. This provision shall apply to all trial and appellate proceedings. Lessee also waives all rights to reciprocal attorney's fees under Law.

         NINTH: UTILITIES: The Lessee agrees that he will pay all charges for rent, electricity, heat and air conditioning or other illumination, used on said premises, as well as any and all tax liabilities, and should said charges for rent, utilities, or taxes herein provided for at any time remain due and unpaid for the space of five days after same shall have become due, the Lessor may, at its option, consider the said Lessee at sufferance and the entire rent shall at once be due and payable and may forthwith be collected by distress or otherwise.

         TENTH: SECURITY INTEREST: The said Lessee hereby pledges and assigns to the Lessor all the furniture, fixtures, goods and chattels of said Lessee, which shall or may be brought or put on said premises as security for the payment of the rent herein reserved, and the Lessee agrees that the sold lien may be enforced by distress (and Lessee waives all rights to require Lessor to post bond), foreclosure or otherwise at the election of the said Lessor.

         ELEVENTH: LESSOR'S ACCESS: The Lessor, or any of his agents, shall have the right to enter said premises during all reasonable hours, to examine the same to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereat or of said building, or to exhibit said premises, and to put or keep upon the doors or windows thereof a notice "FOR RENT" at any time within thirty (30) days before the expiration of this lease. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions, which do not conform to this agreement, or to the rules and regulations of the building.

         TWELFTH: ACCEPTANCE OF PREMISES AND REPAIR: Lessee hereby accepts the premises in the condition they are in at the beginning of this lease and agrees to maintain said premises in the same condition, order and repair as they are at the commencement of said term, excepting only reasonable wear and tear arising from the use thereof under this agreement, and to make good to said Lessor immediately upon demand, any damage to water apparatus, or electric lights or any fixture, appliances or appurtenances of said premises, or of the building, caused by any act or neglect of Lessee, or of any person or persons in the employ, under the control of the Lessee, or a business invites of the Lessee.

         THIRTEENTH: INSTALLATION BY TENANT:  All personalty installed by
Tenant shall be new or completely reconditioned. Tenant shall not make, or cause to be made, any interior alterations, additions or improvements or install, or cause to be installed, any exterior signs, exterior lighting, plumbing fixtures, shades or awnings or make any changes to the store front without first obtaining Lessor's written approval and consent which shall not be unreasonably withheld. Tenant shall present to the Lessor plan and specifications for work at the time approval is sought.

         FOURTEENTH: HOLD HARMLESS: It is expressly agreed and understood by and between the parties to this agreement, that the Lessor, its principals, employees, agents and all affiliated or related ownership entities shall not be liable to Lessee for any damage or injury by water, or water seepage, any damage or injury resulting from the carelessness, negligence, or improper conduct on the part of any other Tenant or agents, or employees, any damage by reason of the breakage, leakage, or obstruction of the water, sewer or soil pipes, or other leakage in or about the said building. Neither the Lessor nor Lassoes agents shall be responsible for any damages caused by, or growing out of, any breakage, leakage, or defective condition of the electrical wiring, air conditioning or heating pipes and equipment, plumbing, appliances, sprinklers, other facilities or other equipment, serving the leased premises. Neither Lessor nor Lessor's agents shall be liable for any damages caused by, or growing out of, any defect in the Office Building, Shopping Center, or any part thereof, or in said Leased Promises or any part thereof of fire, rain, wind or other cause. Lessor, its principals, employees, agents and all affiliated or related ownership entities shall not be liable to Tenant and shall be held harmless from any and all liability to Tenant, except for their intentional and/or willful acts.

         FIFTEENTH: BANKRUPTCY: If the Lessee shall become insolvent or if bankruptcy proceedings shall be begun by or against the Lessee, before the end of said term the Lessor is hereby irrevocably authorized at its option, to forthwith cancel this lease, as for a default. Lessor may elect to accept rent from such receiver, trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity without affecting Lessor's rights as contained in this contract, but no receiver, trustee or other judicial officer shall ever have any right, title or interest in or to the above described property by virtue of this contract. Lessor shall also be granted immediate relief from any applicable automatic stay to seek eviction or other remedies or shall likewise be entitled to an obtain order authorizing a rejection of the lease at the Lessor's option which may limit the Tenant from maintaining possession of the premises, notwithstanding the institution of bankruptcy. In the event Lessor is required to exercise any rights under this paragraph, Lessee agrees to immediately consent to any and all of the relief requested by Lessor.

         SIXTEENTH: ACCORD AND SATISFACTION: No payment by Lessee, or receipt by Lessor, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement or any check or any letter accompanying any check or payment


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as rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessors right to recover the balance of such rent or pursue any other remedy provided herein or by law.

         SEVENTEENTH: USE AND RETURN OF SECURITY DEPOSIT: In the event of the failure of Lessee to keep and perform any of the terms, covenants and conditions of this lease to be kept and performed by Lessee, then the Lessor at its option may, appropriate and apply said entire deposit, or so much thereof as may be necessary, to compensate the Lessor for all loss or damage sustained or suffered by Lessor due to such breach on the part of Lessee. Should Lessee comply with all of said terms, covenants and conditions and promptly pay all of the rental herein provided for as it falls due, and all other sums payable by Lessee to Lessor hereunder, the said deposit shall be returned in full, without interest, to Lessee at the end of the term of this lease, provided the leased premises are returned to the Lessor in good condition, with all fixtures remaining, reasonable wear excepted.

         EIGHTEENTH: BINDING TERMS: This contract shall bind the Lessor and its assigns or successors, and the heirs, assigns, personal representatives, or successors as the case may be, of the Lessee.


         NINETEENTH: TIME OF ESSENCE: It Is understood and agreed between the parties hereto that time is of the essence of this contract and this applies to all terms and conditions contained herein.

         TWENTIETH: NOTICE: It is understood and agreed between the parties hereto that written notice mailed, faxed or delivered to the premises leased hereunder shall constitute sufficient notice to the Lessee upon mailing, transmission or delivery. Written notice mailed via certified mall, return receipt requested, or delivered to the office of the Lessor shall constitute sufficient notice to the Lessor upon receipt, to comply with the terms of this contract.

         TWENTY-FIRST: NUISANCE: Tenant shall not commit any waste upon the leased premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant at R.K. Centre, or which may adversely affect Lessor's fee interest in the Leased Premises or at R.K. Centre. No loudspeakers, phonographs, machinery, mechanical apparatus, or other devices shall be used or allowed to operate in a manner so as to be heard or seen outside of the leased premises without the prior written consent of the Lessor.

         TWENTY-SECOND: LESSOR'S RIGHTS: The rights of the Lessor under this lease shall be cumulative, and failure on the part of the Lessor to exercise promptly any rights given hereunder shall not operate as a waiver of any of Lessor's rights.

         TWENTY-THIRD: OPERATING EXPENSES: Lessee shall pay to the Lessor as additional rent its pro-rata share of operating expenses incurred during the term of this lease. Operating expenses include, but are not limited to: real estate taxes, all common area maintenance, Lessor's fire and extended coverage and public liability insurance, special assessments, applicable charges for all utilities, water and sewer, and management of the property. Payments for said additional rent shall be made monthly, based on the previous year's total operating expenses, which amount will be adjusted annually.

         TWENTY-FOURTH: INSURANCE: The Lessee shall maintain with respect to the leased premises and the property of which the leased promises are a part, commercial general liability insurance in amounts of not less than the following limits:
    General aggregate limit (other than products-completed operations)
     - $500,000,
    Products-completed operations aggregate limit - $500,000, Personal and advertising injury limit - $500,000, Each occurrence limit
     - $500,000
    Fire damage limit - $100,000 any one fire, Medical expense limit - $5,000 any one person, Plate glass coverage - In amounts sufficient to cover replacement of any and all plate glass in the leased premises;
    With responsible companies qualified to do business in the Commonwealth of Massachusetts who are well rated by a recognized national rating organization of not less then AAA therein insuring the Lessor as well as Lessee against injury to persons or damage to property as provided. In addition to the above referenced insurance coverage, Lessee shall be required to maintain properly coverage in the amount of $250,000 (which must include business interruption coverage) or a sufficient amount to provide for the replacement of all furniture, fixtures, and equipment in the lease promises, plus all improvements completed in the leased premises, including Lessor's tenant improvement work.
         The Lessee shall deposit with the Lessor certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each insured name therein including Lessor. The Lessor must be named as additional insured on any insurance policy. Insurance must be in force at the commencement of the term of this lease, Failure to comply with this provision will be considered a violation of this lease and Lessor may, at its sole option, terminate this lease agreement immediately. The Lessee shall not permit any use of the leased premises which will make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property. The Lessee shall on demand reimburse the Lessor, and other Tenants, all extra insurance premiums caused by the Lessee's use of the premises.

         TWENTY-FIFTH: ADDITIONAL RENT: It is understood and agreed between the parties hereto that any charges against the Lessee by the Lessor for services or for work done on the premises by order of the Lessee or otherwise accruing under this contract shall be considered as rent due and shall be included in any lien for rent due and unpaid.

         TWENTY-SIXTH: HAZARDOUS MATERIALS: Hazardous materials shall not be used, generated, handled, disposed of, discharged or stored on the Leased Promises. The requirements of this section may be enforced preliminary and permanent, prohibitory and mandatory injunctions as well as otherwise provided by law or ordinance. Lessee hereby indemnities and holds harmless the Lessor against all claims, causes of action, liability or loss, including reasonable attorneys fees and costs on the trial and appellate level, arising out of a violation by the Lessee of this provision.



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         TWENTY-SEVENTH: CORPORATE STATUS:  Lessee represents that any business organization status that it may purport to have, either at the time of the execution of this lease or thereafter, shall be maintained in any and all lawful form. In the event Lessee possesses corporate status, Lessee shall maintain such corporate status as active and current with the appropriate state authorities and in the event Lessee fails to maintain such status, Lessor shall have the express authorization, at its sole option, to declare this lease in default or cancel this lease.

         TWENTY EIGHTH: REPRESENTATIONS/WARRANTIES: If Lessee is a business organization or operates under any other business form, other then an individual sole proprietor, Lessee's authorized representatives represent and warrant, and it is acknowledged that Lessor is relying thereon, that the business form used by Lessee, whether corporate or otherwise, is a duly registered and bona fide business form, that all necessary filing of documents have been filed with all appropriate governmental agencies, that its business form shall be properly and duly maintained throughout the entire leasehold relationship, and that Lessee has sufficient working capital to meet any and all rental obligations that are expected and/or anticipated under the terms of this lease for a period of not less than twelve months. Each of Lessee's authorized representatives, by and through any agent executing this lease, further acknowledge that in the event the above-stated warranties shall fall to be true for any reason whatsoever, Lessor shall be entitled to seek any and all rental obligations that are not timely fulfilled by the Lessee from each of Lessee's authorized representatives, which shall be the joint and several obligation of each and every individual that is or serves as an agent, partner, director, officer or otherwise, whether or not a separate and individual personal guaranty is executed by each and every individual. It is also expressly agreed and understood that in the event of a breach of warranty, Lessors remedies against each and every authorized representative so warranting shall include, but shall not be limited to, all rental obligations, operating expenses and damages arising therefrom. Moreover, if Lessee fails to deliver to Lessor proof or evidence that the above-stated warranties are true at the time of the signing of this lease, then every individual who serves as an agent, partner, director, officer or otherwise shall be personally liable throughout the entire leasehold relationship. Lessee is required to submit written documentation confirming that the entity that has signed this lease agreement is a valid corporation or sole proprietorship in the Commonwealth of Massachusetts. In the event Lessee does not provide this written documentation upon execution of this lease agreement, the individual signing this lease will remain personally responsible to Lessor for all obligations for the entire lease period until proper written documentation has been delivered to Lessor.

         TWENTY-NINTH: WAIVER OF JURY TRIAL: Lessor and Lessee hereunder hereby knowingly, voluntarily and intentionally waive any right that any party may have to a trial by jury in respect to any litigation based hereon, arising out of, or related hereto, whether under or in connection with this lease or any agreement contemplated to be executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party.

         THIRTIETH: SUBORDINATION: Lessor and Lessee hereby agree that this lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens placed on the property of which the leased premises are a part and the Lessee shall, when requested, promptly execute and deliver such written instruments that shall be necessary to show the subordination of this lease to sold mortgages, deeds of trust or such other instruments in the nature of a mortgage.

         THIRTY-FIRST: FINANCING AGREEMENTS: Lessee shall not enter into, execute or deliver any financing agreement that can be considered as a priority to any mortgage or deed of trust that Lessor may have placed, or places in the future, upon the leased premises.

         THIRTY-SECOND: MECHANIC'S LIENS: Lessee shall not permit any mechanic's liens, or similar liens, to remain upon the leased promises for labor and materials furnished to Lessee or claimed to have been furnished to Lessee in connection with work of any character performed or claimed to have been performed at the direction of Lessee and shall cause such lien to be released of record forthwith without cost to Lessor. Lessor may, at its option, demand that Lessee put up a payment and/or performance bond to protect the interest of the Lessor. Lessee will indemnify and hold harmless Lessor from any or all claims arising out of a mechanic's lien or similar liens due to Lessee.

         THIRTY-THIRD: EMINENT DOMAIN AND NATURAL DISASTER: In the event the premises, or a substantial portion thereof is taken by any condemnation or eminent domain proceeding where by the same is rendered untenantable the parties hereto shall have the right to cancel this lease agreement without further liability on the part of the Lessor or Lessee. However, Lessee shall to assign to Lessor the totality of any award or payment on account of any taking by condemnation. If the leased property is totally or partially destroyed or damaged as a result of a casualty, disaster or hazard, Lessor may, at its sole option, terminate this lease by giving Lessee 30 days' written notice to this effect and Lessor shall have no obligation to rebuild. Except as otherwise provided herein, this lease shall not terminate or be affected in any manner, and Lessee shall pay the rental provided for in this lease.

         THIRTY-FOURTH: LATE CHARGES: Lessor shall have the right to collect one percent (1%) of the current monthly base rent per day for each day rent is delinquent beyond the 7th day of the month, Any money due under this section shall be considered as additional rent.

         THIRTY-FIFTH: LEASEHOLD IMPROVEMENTS: The Lessee shall at the expiration or other termination of this Lease Agreement remove all Lessee's goods and effects from the leased premises, (including without hereby limiting to the generality the foregoing, all signs and lettering affixed or painted by the Lessee, either inside or outside the leased premises). Lessee's right to remove any personal property from the leased premises is conditioned upon Lessee's full and complete discharge of any and all obligations under this lease agreement. In the event any obligations are due and owing to Lessor at the time Lessee seeks to vacate the premises, Lessee shall take no action to remove any of the personalty located on, in or attached to the leased premises, and Lessor shall be entitled to exercise any and all rights as either secured creditor or Lessor against such property in order to satisfy all such obligations. Lessee also agrees to repair any damage caused to the Leased Premises by the removal of Lessee's personal goods and effects. Anything attached to the property including anything attached to the ceilings, walls and floors (including any carpeting) will remain the property of the Lessor and shall not be removed from the premises by the Lessee, unless Lessor notifies Lessee, in writing, within ten days following Lessor's receipt of Lessee's intention to vacate (or, if Lessee fails to notify Lessor of its intention to vacate, 20 days prior to the expiration of the lease term) of Lessor's desire for Lessee to remove all or a portion of the improvements, whereupon Lessee shall do so prior to the expiration of the lease term, and shall repair all damage caused by such removal, and otherwise restore the Premises to its original condition less normal wear and tear, "Original condition" shall mean the condition of the Premises existing as of the lease commencement date.


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         THIRTY-SIXTH: RETURN OF PREMISES:  Lessee shall deliver to the Lessor the Leased Premises, all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premises, in good condition, damage by fire or other casualty only excepted. In the event of the Lessee's failure to remove any of Lessee's property from the premises, Lessor is hereby authorized without liability to Lessee for loss or damage thereto, and at the sole risk and cost of Lessee, to remove and store any of the property at Lessee's expense or to retain same under Lessor's control or to sell at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder Lessor, at its sole option, may require Lessee, at Lessee's sole cost and expense, to place the Leased Premises back to the original condition as delivered to Lessee at the inception of this Lease.

         THIRTY-SEVENTH: MODIFICATION: This Lease contains the entire agreement between the parties hereto and all prior negotiations. The terms of this Lease may only be modified by a subsequent written agreement signed and sealed by both Lessor and Lessee. The parties to this Lease agree that the terms of this Lease shall not be more strictly construed against Lessor, or more favorably for Lessee, notwithstanding Lessor's presentation of this Lease.


         THIRTY-EIGHTH: NOTICE OF TERMINATION: Lessee agrees to notify Lessor in writing by certified mall, return receipt requested, at least six (6) full calendar months prior to the expiration of the term of this Lease of its intention to vacate the promises on the Lease termination date. In the event that the Lessee falls to give such notice, then and in that event, at Lessor's sole option, this Lease shall be automatically continued and extended at the same rental and upon the same terms and conditions contained herein. In the event this Lease Agreement contains no renewal option provisions, then, at Lessors sole option, this Lease will be extended automatically for one (1) full year.

         THIRTY-NINTH: MISCELLANEOUS: Lessee, its employees, or agents shall not mark, paint, drill or in any way deface any walls, ceilings, partitions, floors, or ironwork without Lessor's written consent.
         Lessee will be responsible for the immediate replacement of its plate glass windows should said windows become damaged or cracked due to the negligence of Lessee or its invitees.
         Lessee will not install any equipment which exceeds the capacity of the utility lines leading into the leased premises or the building of which the leased premises constitutes a portion.
         Lessee shall give Lessor prompt written notice of any accident, fire or damage occurring on or to the Leased Premises.
         Lessee shall not erect signs of any type on any of the exterior windows of the building.
         If any provision of this Lease shall be declared invalid or unenforceable, the remainder of this Lease shall continue in full force and effect.

         FORTIETH: ACCELERATION CLAUSE: In addition to all other rights granted to Lessor in this Lease and not as a limitation of said rights, in the event of a termination of this Lease as a result of a default by Lessee, Lessor shall have the right and option to accelerate all rental and/or additional rent due hereunder. In the event of a default, all rights and remedies available to Lessor shall be cumulative and non-exclusive.

         FORTY-FIRST: INDEPENDENT COVENANT: Each and every rental obligation Lessee is obligated for under the terms of this Lease agreement shall be deemed to be independent covenants to Lessor and shall remain independent covenants notwithstanding any other obligation Lessor may have to Lessee under the Lease agreement.

         FORTY-SECOND: CLEANLINESS: Tenant shall maintain its leased premises in a neat and clean condition, and shall store all trash and garbage within the demised premises and shall arrange for the regular pick up of trash and garbage. Tenant shall not bum any trash of any kind in or about the building, nor shall Tenant permit rubbish, refuse, or garbage to accumulate or fire hazards to exist at the demised premises. Tenant shall pay the cost of removal of any of Tenant's garbage, refuse and rubbish.

         FORTY-THIRD: DELIVERIES: All loading of goods and deliveries of goods shall be done only at such times, in the areas, and through the entrances, designated for such purposes by the Lessor. The delivery or shipping of merchandise, supplies and fixtures to and from the Leased Premises shall be subject to such rules and regulations as in the judgment of the Lessor are necessary for the proper operation of the Leased Premises or R.K. Centre in its entirety. Trailers or trucks shall not be permitted to remain parked overnight in any area of R.K. Centre, whether loaded, unloaded or partially loaded or unloaded.

         FORTY-FOURTH: LESSEE'S BREACH: It is agreed and understood by the Lessor and the Lessee that any breach of any conditions or terms contained in this Lease by the Lessee or any of his employees or agents shall make this Lease, at Lessor's sole option, null and void and shall excuse Lessor from any further performance.

         FORTY-FIFTH: USE OF ADDITIONAL AREAS: The use and occupation of the Leased Premises shall include the non-exclusive use, in common with others entitled thereto, of the common areas, employees' parking areas, service roads, malls, loading facilities, sidewalks and customer car parking areas as such common areas now exist or as such common areas may hereafter be constructed, and other facilities as may be designated from time to time by the Lessor, subject however to the terms and conditions of this agreement and the Lease agreement and to the rules and regulations for the use thereof as prescribed from time to time by the Lessor. Notwithstanding the foregoing, the Lessor, at his option, reserves the right to relocate Lessee into another space of similar square footage in the Office Building. The Lessee shall be advised of said relocation on or before sixty (60) days prior to said relocation. In the event the Lessee shall not agree to the relocation as provided herein, at Lessor's option, this Lease shall be canceled and of no further force or effect and the Lessor shall not be liable to Lessee for any damages of any kind whatsoever.

         FORTY-SIXTH: TENANT IMPROVEMENTS: As part and parcel to this Lease agreement, Lessee is accepting the Leased premises in "as-is" condition. All work in the leased premises will be performed by a licensed general contractor under the guidelines of the applicable building codes.

         FORTY-SEVENTH: FORCE MAJEURE: In any case where either party hereto is required to do any act, delays caused by or resulting from acts of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor materials or equipment, governmental regulations, other causes beyond such party's reasonable control shall not be counted in determining the time during which such act shall be completed.

         IN WITNESS WHEREOF, THE PARTIES HERETO HAVE HEREUNTO EXECUTED THIS INSTRUMENT FOR THE PURPOSE HEREIN EXPRESSED, THE DAY AND YEAR ABOVE WRITTEN,


SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:



                                  R.K. ASSOCIATES-MARLBORO, INC.




/s/  unknown                      BY: /s/ David Katz
-----------------------              -------------------------------
         As to Lessor                  David Katz, Vice President
                                       Lessor



                                  NOVELLUS SYSTEMS, INC.


/s/ Ciska Perry                   By /s/ John P. Root
-----------------------              -------------------------------
         As to Lessee                  John Root, Treasurer
                                       Lessee

-------------------------------------------------------------------------------

                         ADDENDUM TO LEASE AGREEMENT BETWEEN
                       R.K. ASSOCIATES-MARLBORO, INC. (LESSOR)
                                         AND
                           NOVELLUS SYSTEMS, INC. (LESSEE)

-------------------------------------------------------------------------------

This addendum shall supersede and control the attached Lease Agreement.

Lessor agrees to waive all operating expense requirements as outlined in Clause 23 of the attached Business Lease Agreement through December 31, 1999.

The above concession shall only be in force and effect if Lessee pays its rent in a timely manner and observes all other terms and conditions of the attached Business Lease Agreement.

The parties acknowledge that Lessor shall execute a termination agreement with the existing tenant (New England Internet Company, Inc.) which provides for Lessor to obtain possession of the Premises on Monday; November 11, 1996. Subject to Lessor obtaining such possession, Lessor shall deliver the Premises to Lessee on or before December 1, 1996, and shall perform the following improvements at its sole expense:

1.  Demising of Premises

2.  Steam-clean carpets

3.  Touch-up paint where necessary



R.K. ASSOCIATES-MARLBORO, INC. (LESSOR)


BY: /s/ David Katz
   ------------------------------
David Katz, Vice President


DATE:  11/13/96
    ----------------------------


NOVELLUS SYSTEMS, INC. (LESSEE)


BY: /s/ John P. Root
   ------------------------------
John Root, Treasurer


DATE:  11/12/96
    ----------------------------